UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

EMERGENT BIOSOLUTIONS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

400 Professional Drive, Suite 400,

Gaithersburg, Maryland 20879

(Address of principal executive offices, including zip code)

(240) 631-3200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Share Purchase Agreement

On October 15, 2018, pursuant to the share purchase agreement, dated August 28, 2018 (the “Share Purchase Agreement”), by and among Emergent BioSolutions Inc. (“Emergent”), Adapt Pharma Limited, an Irish private company limited by shares (“Adapt”), the shareholders of Adapt identified in the Share Purchase Agreement (the “Sellers”) and Seamus Mulligan, an individual, as the Sellers’ representative, Emergent completed the previously announced purchase of all of the issued and outstanding ordinary shares of Adapt from the Sellers (the “Acquisition”). As a result of the Acquisition, Emergent acquired 100% of the equity interests in Adapt, which owns and commercializes NARCAN® (naloxone hydrochloride) Nasal Spray and has a development pipeline of new treatment and delivery options to address opioid overdose.

Emergent paid approximately $575 million in cash and $60 million in stock at the closing of the Acquisition (exclusive of closing adjustments and other holdbacks). Emergent issued 733,309 shares of its common stock, par value $.001 per share (“Common Stock”), based on the volume-weighted average price per share of the Common Stock as reported on the New York Stock Exchange for the ten-trading day period ending two days before closing, or $65.28 per share (an aggregate total of $47,870,412, inclusive of adjustments and holdbacks). The remaining consideration payable for the Acquisition consists of up to $100 million in cash based on the achievement of certain sales milestones through 2022. Emergent funded the cash portion of the payments made at closing using a combination of cash-on-hand and borrowings under its Amended Credit Agreement, as described under “Financing of the Acquisition” below.

The descriptions of the Share Purchase Agreement herein and under Item 1.01 of the Form 8-K filed by Emergent on August 28, 2018 do not purport to be complete and are qualified in their entirety by reference to the full text of the Share Purchase Agreement, a copy of which is filed herewith as Exhibit 2. The copy of the Share Purchase Agreement attached as an exhibit to this Form 8-K is intended to provide investors with information regarding its material terms. It is not intended to provide any other financial information about Emergent or its subsidiaries or affiliates or about Adapt or its subsidiaries or affiliates. The representations, warranties, and covenants contained in the Share Purchase Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Share Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Share Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the entities being acquired or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may have changed after the date of the Share Purchase Agreement.

Financing of the Acquisition

On October 15, 2018, (i) Emergent, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto (the “Lenders”), entered into an Amended and Restated Credit Agreement, dated as of October 15, 2018 (the “Amended Credit Agreement”), which Amended Credit Agreement amended and restated Emergent’s existing Credit Agreement, dated as of September 29, 2017, by and among Emergent, the Administrative Agent and certain of the Lenders.

The Amended Credit Agreement (i) increased the revolving credit facility (the “Revolving Credit Facility”) from $200 million to $600 million, (ii) extended the maturity of the Revolving Credit Facility from September 29, 2022 to October 13, 2023, (iii) provided for a term loan in the original principal amount of $450 million (the “Term Loan Facility,” and together with the Revolving Credit Facility, the “Senior Secured Credit Facility”), (iv) added several additional lenders, (v) amended the applicable margin such that borrowings with respect to the Revolving Credit Facility will bear interest at the annual rate described below, (vi) amended the provision relating to incremental credit facilities such that Emergent may request one or more incremental term loan facilities, or one or more increases in the commitments under the Revolving Credit Facility (each an “Incremental Loan”), in any amount if, on a pro forma basis, Emergent’s consolidated secured net leverage ratio does not exceed 2.50 to 1.00 after such incurrence, plus $200 million and (vii) amended the maximum consolidated net leverage ratio financial covenant from 3.50 to 1.0 (subject to 0.50% step up in connection with material acquisitions) to the maximum consolidated net leverage ratio described below.

Prior to entering into the Amended Credit Agreement, the outstanding principal balance under the Revolving Credit Facility was approximately $100 million.

On the Closing Date, Emergent borrowed an additional $218 million, bringing the total borrowings under the Revolving Credit Facility to $318 million and the full $450 million under the Term Loan Facility. The proceeds of such borrowings were used to finance a portion of the consideration for the Acquisition and related fees, costs and expenses and the remainder will be used for general corporate purposes.

Wells Fargo Securities, LLC acted as lead arranger and book runner for the Amended Credit Agreement and JPMorgan Chase Bank, N.A., PNC Capital Markets LLC and RBC Capital Markets acted as joint lead arrangers and joint book runners.

Pursuant to the Amended Credit Agreement, the Revolving Credit Facility may be utilized for working capital, permitted acquisitions, capital expenditures and other general corporate purposes. Subject to certain conditions and requirements set forth in the Amended Credit Agreement, Emergent may request one or more Incremental Loans as described above. Each Incremental Loan will be secured and guaranteed with the Senior Secured Credit Facility on a pari passu basis.

The Revolving Credit Facility is available for borrowing through October 12, 2023 (unless earlier terminated pursuant to the terms of the Credit Agreement) based on borrowing requests from Emergent and subject to customary conditions as set forth in the Amended Credit Agreement.

Borrowings under the Revolving Credit Facility and the Term Loan Facility will bear interest at a rate per annum equal to (a) a eurocurrency rate plus a margin ranging from 1.25% to 2.00% per annum, depending on Emergent’s consolidated net leverage ratio or (b) a base rate (which is the highest of the prime rate, the federal funds rate plus 0.50%, and a eurocurrency rate for an interest period of one month plus 1%) plus a margin ranging from 0.25 % to 1.00%, depending on Emergent’s consolidated net leverage ratio.

Emergent is required to make quarterly payments under the Amended Credit Agreement of accrued and unpaid interest on the outstanding principal balance under the Revolving Credit Facility and the Term Loan Facility, based on the above interest rates. In addition, Emergent is to pay commitment fees ranging from 0.150% to 0.300% per annum, depending on Emergent’s consolidated net leverage ratio, in respect of the average daily unused commitments under the Revolving Credit Facility.  Emergent is to repay the outstanding principal amount of the Term Loan Facility in quarterly installments based on an annual percentage equal to 2.5% of the original principal amount of the Term Loan Facility during each of the first two years of the Term Loan Facility, 5% of the original principal amount of the Term Loan Facility during the third year of the Term Loan Facility and 7.5% of the original principal amount of the Term Loan Facility during each year of the remainder of the term of the Term Loan Facility until the maturity date of the Term Loan Facility, at which time the entire unpaid principal balance of the Term Loan Facility will be due and payable. Emergent has the right to prepay the Term Loan Facility without premium or penalty.

The Amended Credit Agreement also provides for mandatory prepayments of the Term Loan Facility in the event that Emergent or its Subsidiaries (a) incur indebtedness not otherwise permitted under the Amended Credit Agreement or (b) receive cash proceeds in excess of $100 million during the term of the Senior Secured Credit Facility from certain dispositions of property or from casualty events involving their property, subject to certain reinvestment rights.

The Revolving Credit Facility and the Term Loan Facility mature (unless earlier terminated) on October 13, 2023.

Upon the occurrence and continuance of an event of default under the Amended Credit Agreement, the commitments of the Lenders to make revolving credit loans under the Revolving Credit Facility may be terminated and the payment obligations under the Amended Credit Agreement may be accelerated. The events of default under the Amended Credit Agreement include, among others (subject in some cases to specified cure periods and materiality threshold amounts): payment defaults; inaccuracy of representations and warranties in any material respect; defaults in the observance or performance of covenants; bankruptcy and insolvency related defaults; the entry of a final judgment in excess of a threshold amount; change of control; the invalidity of loan documents relating to the Amended Credit Agreement; mandatory product recalls if the sale price for such products exceeds a specified amount during any twelve consecutive month period; termination, notice of termination or expiration of material contracts; and if greater than 50% of the accounts receivable from the federal government will be past due for more than 90 days (subject to certain exceptions). The Amended Credit Agreement contains affirmative and negative covenants customary for financings of this type. Negative covenants in the Amended Credit Agreement, among other things, limit the ability of Emergent to: incur indebtedness and liens; dispose of assets; make investments including loans, advances, guarantees, or acquisitions (other than permitted acquisitions, subject to compliance with the financial covenants and certain other conditions); and enter into certain merger or consolidation transactions. The Amended Credit Agreement also contains financial covenants, including (1) a minimum consolidated debt service coverage ratio of 2.50 to 1.00, and (2) a maximum consolidated net leverage ratio of 4.00 to 1.00 through September 29, 2019, 3.75 to 1.00 from September 30, 2019 through September 29, 2020 and 3.50 to 1.00 thereafter, which may be adjusted to 4.00 to 1.00 for a four quarter period in connection with a material permitted acquisition, subject to the terms and conditions of the Amended Credit Agreement. Each of the ratios referred to in the foregoing clauses (1) and (2) is calculated on a consolidated basis for each consecutive four fiscal quarter period.

The Senior Secured Credit Facility is guaranteed, on a joint and several basis, by Emergent’s current and future material domestic subsidiaries (subject to certain exceptions) (the “Subsidiary Guarantors”) and is secured by a first priority security interest in substantially all of Emergent’s and the Subsidiary Guarantors’ assets, other than real property and certain other assets.  The Amended Credit Agreement provides for a negative pledge with respect to Emergent’s and its subsidiaries’ real property and, subject to certain exceptions, intellectual property rights.

In addition to serving as Administrative Agent under the Credit Agreement, the Administrative Agent also serves as trustee under the Indenture, dated as of January 29, 2014, made by Emergent, as issuer, and Wells Fargo Bank, National Association, as trustee governing Emergent’s 2.875% Convertible Senior Notes due 2021 (the “Convertible Notes”). Certain of the Lenders (or affiliates thereof) do, or from time to time may, also provide customary financial services for Emergent, including investment banking services or do or may have an investment in the Convertible Notes.

The foregoing description of the Amended Credit Agreement does not purport to be a complete description and is qualified in its entirety by reference to full text of the Amended Credit Agreement, a copy of which is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Financing of the Acquisition” of Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The description set forth under Item 1.01 of this Current Report on Form 8-K related to the issuance of Common Stock as consideration for the Acquisition is incorporated into this Item 3.02 by reference. On October 15, 2018, 733,309 shares of Common Stock were issued in a private placement in reliance upon the exemption from the registration requirements set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. At the closing of the Acquisition, Seamus Mulligan and affiliated entities agreed, subject to customary exceptions, to a two-year lock-up on the sale, pledge or other disposition of the shares of Common Stock issued in connection with the Acquisition that are held by them.

Item 7.01 Regulation FD Disclosure.

On October 15, 2018, Emergent issued a press release announcing the closing of the Acquisition, which is furnished as Exhibit 99 hereto.

Item 9.01 Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

Emergent plans to file an amendment to this Current Report on Form 8-K within 71 calendar days after the date that this initial report on Form 8-K is required to be filed with the Securities and Exchange Commission with required financial statements of Adapt along with the required unaudited pro forma financial information.

(d) Exhibits.

Exhibit No.	Description
2	Share Purchase Agreement, dated August 28, 2018, between Emergent, the Sellers identified therein, Seamus Mulligan and Adapt Pharma Limited.*

10

Amended and Restated Credit Agreement, dated October 15, 2018, by and among Emergent BioSolutions Inc., the lenders party thereto from time to time, and Wells Fargo Bank, National Association, as the Administrative Agent.**

99	Press Release, dated October 15, 2018.

*

Confidential treatment has been requested for certain portions of this exhibit. The confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. In addition, schedules and exhibits to the Share Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Emergent hereby undertakes to furnish supplementally copies of any of the omitted schedules and/or exhibits upon request by the U.S. Securities and Exchange Commission; provided, however, that Emergent may request confidential treatment for any schedule and/or exhibit so furnished.

**	Disclosure schedules have been omitted. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: October 15, 2018	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl
Title: Executive Vice President, Chief Financial Officer and Treasurer